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                                                                    EXHIBIT 10.4

                          VOTING AND LOCKUP AGREEMENT
                          ---------------------------


     THIS VOTING AGREEMENT (this "Agreement") is made as of January 15, 1997 by and among Xerox Corporation, a New York corporation ("Xerox"), Michael D. Andereck, an individual residing in Texas ("Andereck", and together with Xerox, the "ISI Stockholders"), Safeguard Scientifics (Delaware), Inc., a Delaware corporation ("Safeguard"), Technology Leaders II L.P., a Delaware limited partnership ("TL II"), and Technology Leaders II Offshore C.V., a Netherlands Antilles limited partnership ("TL II Offshore"), Joe A. Rose, an individual residing in Georgia ("Rose"), Samuel M. Wilkes, an individual residing in Georgia ("Wilkes") and Arthur R. Spector, an individual residing in Pennsylvania ("Spector," and together with Rose, Wilkes, Safeguard, TL II and TL II Offshore, the "FormMaker Stockholders"). The parties to this Agreement are sometimes collectively referred to herein as the "Stockholders." Any defined terms shall be equally applicable to both the singular and plural forms of the terms defined.


                                   Background
                                   ----------

     DocuCorp, Inc., a Delaware corporation (the "Company"), ISI Merger Corp., a Texas corporation ("Texas Sub"), FormMaker Acquisition Corp., a Georgia corporation ("Georgia Sub"), FormMaker Software, Inc., a Georgia corporation ("FormMaker"), and Image Sciences, a Texas corporation ("Image Sciences"), have entered into an Agreement and Plan of Merger, dated the date hereof (the "Merger Agreement"), that provides for (i) the merger of the Georgia Sub with and into FormMaker and (ii) the merger of the Texas Sub with and into Image Sciences (collectively, the "Merger"). The Stockholders are entering into this Agreement as contemplated by and as a condition to the parties execution and delivery of the Merger Agreement.

     As used herein, the term "Shares" means all of the shares of voting stock of Image Sciences or FormMaker, as the case may be, owned by the Stockholders from time to time, together with all additional or replacement shares of stock issued with respect thereto by reason of recapitalizations and any other capital event, and the term "Corporate Party" means any of the Company, Image Sciences or FormMaker.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, have agreed and do hereby agree with each other as follows:

     1.  Agreement to Vote. Each Stockholder shall present all Shares owned by
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such Stockholder in person or by proxy at each applicable stockholder meeting or meetings of Image Sciences and FormMaker, as the case may be, that may be held to consider and to vote upon the Merger Agreement or any matters related thereto, or any adjournment thereof, and to vote such Shares (i)  in favor of the approval of the Merger Agreement or any proposal relating to any action necessary to or consistent with the consummation of the Merger Agreement, at each such
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stockholder meeting and (ii) against the approval of any proposal relating to any action that is inconsistent with the consummation of the Merger Agreement.
If Image Sciences or FormMaker chooses to solicit the consent of its stockholders rather than hold a stockholder meeting in order to consider and vote upon the Merger Agreement or any matters related thereto, each Stockholder shall include all Shares owned by such Stockholder in the consent solicited by Image Sciences or FormMaker, as the case may be, and vote such Shares in accordance with clauses (i) and (ii) of the immediately preceding sentence.
 .
     2.   Irrevocable Proxy.  In furtherance of the purposes of this Agreement,
          -----------------
each ISI Stockholder does hereby appoint Michael D. Andereck as true and lawful attorney-in-fact and proxy (the "Image Sciences Proxy Holder") of such ISI Stockholder, and each FormMaker Stockholder does hereby appoint Arthur R.
Spector as true and lawful attorney-in-fact and proxy (the "FormMaker Proxy Holder," and together with the Image Sciences Proxy Holder, the "Proxy
Holders"), in each Stockholder's name, place and stead, with full power of substitution, to take any and all actions in the role of a stockholder of Image Sciences or FormMaker, as the case may be, that the Proxy Holder may deem appropriate in order to consummate the transactions contemplated by the Merger Agreement, to the same extent and with the same effect as if such Stockholder were acting on its own behalf, including (a) calling and attending meetings of the stockholders as the holder of the Shares and voting the Shares at any and all such meetings or any adjournments thereof on any and all matters, proposals and questions, whether benefitting the Proxy Holder or not, that may be lawfully considered thereat, including a proposal to approve the Merger Agreement, (b) executing any written consents of such Stockholder as the record owner of the Shares, (c) executing and delivering on behalf of such Stockholder any necessary document for the consummation of the Merger Agreement, (d) taking any other actions that the Stockholder may be entitled to take, in the role of a stockholder, under any applicable law, charter provision or bylaw provision.
Each Stockholder hereby revokes all proxies heretofore made by it, and confirms that the rights granted hereby are irrevocable and coupled with an interest.
None of the Stockholders shall take any action that would have the effect of limiting this proxy in any respect.

     3.   Transfer Restrictions.  Except for a Permitted Transfer (defined
          ---------------------
below), a Stockholder shall not transfer, sell, offer for sale, contract to sell, or otherwise dispose of (collectively, a "Transfer") (a) any of such Stockholder's Shares, until the earlier of (i) the date of a closing under the Merger Agreement (the "Merger Closing Date") in accordance with the Merger Agreement or (ii) June 30, 1997 or (b) any of the shares of common stock of any class of the Company that the Stockholder may acquire pursuant to the Merger Agreement until January 31, 1998. The term "Permitted Transfer" means (i) at any time, a Transfer by a Stockholder to an affiliate or subsidiary of such Stockholder or to another Stockholder, (ii) during the period prior to the Merger Closing Date, (A) a Transfer as to which Image Sciences shall have consented in writing, in the case of a transfer by a FormMaker Stockholder and
(B) a Transfer as to which FormMaker shall have consented in writing, in the case of a transfer by an Image Sciences Stockholder and (iii) during the period after the Merger Closing Date, a Transfer by any Stockholder as to which the Company shall have consented in writing. Any proposed Transfer that is approved as a Permitted Transfer shall not be effective unless and until the proposed transferee executes and delivers to the consenting

                                      -2-
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Corporate Party such documentation as such consenting Corporate Party may request to require the proposed transferee to become a party to this Agreement. None of the Corporate Parties hereto shall recognize or record in the stock records of such Corporate Party any purported action that violates the restrictions hereof. The Stockholders hereby authorize the Corporate Parties to execute whatever documents may be necessary to add a transferee in a Permitted Transfer as a party to this Agreement, and upon any such addition, the Transferee shall be deemed a "Stockholder" for all purposes hereunder.

     4.   Termination.  The obligations of the Stockholders under Section 1 and
          -----------
the proxy granted under Section 2 shall terminate upon the earlier of the Merger Closing Date or June 30, 1997. The transfer restrictions under Section 3 shall terminate on the applicable termination date specified in Section 3.

     5.   Termination of Previous Agreements; Amendment of Bylaws.  The
          -------------------------------------------------------
FormMaker Stockholders hereby consent to the termination immediately prior to the effectiveness of the Merger of the Stockholders' Agreement among FormMaker, the FormMaker Stockholders and certain other parties, dated as of December 20, 1995. The FormMaker Stockholders also hereby approve the termination immediately prior to the effectiveness of the Merger of the Registration Rights Agreement among FormMaker, the FormMaker Stockholders and certain other parties, as of December 20, 1995. The FormMaker Stockholders also hereby approve an amendment to the FormMaker Bylaws immediately prior to the effectiveness of the Merger to eliminate provisions in the FormMaker Bylaws applicable to such Stockholders' Agreement.

     6.   Notices.  Any notice, authorization, request or demand required or
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permitted to be given hereunder shall be deemed to be given upon the earlier of the business day when received at, or the third day (or if later, the next following business day) after the date when sent by certified or registered mail or the next following business day when sent by Federal Express or other overnight delivery service to, the address of the principal executive offices of a Corporate Party in the case of any notice to such Corporate Party, and until changed by notice to the other parties hereto, the respective addresses of the Stockholders on file with FormMaker and Image Sciences in the case of any notice to the Stockholders.

     7.   Specific Performance.  The rights of the Corporate Parties and the
          --------------------
Stockholders under this Agreement are unique and, accordingly, the Corporate Parties and the Stockholders shall, in addition to such other remedies as may be available at law or in equity, have the right to enforce their respective rights hereunder by actions for specific performance to the extent permitted by law.

     8.   Amendments.
          ----------

          Except as otherwise expressly provided herein, this Agreement may not be amended, and any provision of this Agreement may not be waived, except by an instrument in writing executed by the parties hereto.

                                      -3-
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     9.   Third-Party Beneficiaries.
          -------------------------

          The parties hereto acknowledge that the Company, Image Sciences and FormMaker are all third-party beneficiaries of this Agreement and that any of such corporations shall be entitled to enforce the provisions of this Agreement against any of the parties hereto to the same extent as if such corporations were parties hereto.

     10.  General.
          -------

          (a) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any court of competent jurisdiction in the State of Delaware and the United States District Court for the District of Delaware and any other court of the State of Delaware and the United States with jurisdiction to hear appeals from any such courts.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (c) This Agreement, the Merger Agreement and the documents specified therein contain the entire agreement among the parties hereto regarding the subject matter thereof.

          (d) This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date hereof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          (e) If any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed to be valid, legal, and enforceable to the maximum extent permitted by law.

          (f)   Unless the context of this Agreement clearly requires otherwise,
(i) references to the plural include the singular, and the singular the plural,
(ii) references to one gender include all genders, (iii) "or" has the inclusive meaning frequently identified with the phrase "and/or," (iv) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and
(v) "hereunder" or "herein" refer to the entire Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section and subsection references are to this Agreement unless otherwise specified.

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                [SIGNATURE PAGE TO VOTING AND LOCKUP AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                 SAFEGUARD SCIENTIFICS
                                 (DELAWARE), INC.


                                 By:
                                      ------------------------------
                                      Name:
                                      Title:


                                 TECHNOLOGY LEADERS II L.P.


                                 By:
                                      ------------------------------
                                      Name:
                                      Title:


                                 TECHNOLOGY LEADERS II
                                 OFFSHORE C.V.


                                 By:
                                      ------------------------------
                                      Name:
                                      Title:

                [SIGNATURE PAGE TO VOTING AND LOCKUP AGREEMENT]

                                 XEROX CORPORATION


                                 By:
                                      ------------------------------
                                      Name:
                                      Title:



                                 ------------------------------------
                                 Michael D. Andereck


                                 ------------------------------------
                                 Samuel M. Wilkes


                                 ------------------------------------
                                 Arthur R. Spector


                                 ------------------------------------
                                 Joe A. Rose

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